UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

JEFFERIES GROUP LLC	JEFFERIES GROUP CAPITAL FINANCE INC.
(Exact name of co-registrant as specified in its charter)	(Exact name of co-registrant as specified in its charter)

Delaware	Delaware
(State of incorporation or organization)	(State of incorporation or organization)

95-4719745	81-1265442
(I.R.S. Employer or Identification No.)	(I.R.S. Employer or Identification No.)

520 Madison Avenue,

New York, NY 10022

(Address, including zip code, of Co-Registrants’ principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
2.75% Senior Notes Due 2032	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file numbers to which this form relates:

333-229494 and 333-229494-01 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrants’ Securities to be Registered.

The securities to be registered hereby are the 2.75% Senior Notes due 2032 (the “Notes”) issued by Jefferies Group LLC and Jefferies Group Capital Finance Inc. A description of the 2.75% Senior Notes due 2032 is set forth under the heading “Description of the Notes” in the Prospectus Supplement dated September 30, 2020, filed by Jefferies Group LLC (“Jefferies”) and Jefferies Group Capital Finance Inc. with the Securities and Exchange Commission (the “Commission”) on October 2, 2020 pursuant to Rule 424(b)(5) under the Securities Act of 1933 (the “Act”), which supplements (and to the extent inconsistent, supersedes) the description of the general terms and provisions of the debt securities set forth under the heading “Description of Securities We May Offer – Debt Securities” in the Prospectus included in the joint Registration Statement on Form S-3 (File Nos. 333-333-229494 and 333-229494-01), filed by Jefferies Group LLC and Jefferies Group Capital Finance Inc. with the Commission on February 1, 2019, which descriptions are incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Description of Exhibit

4.1	Senior Debt Indenture, by and among Jefferies Group LLC and Jefferies Group Capital Finance Inc. and The Bank of New York Mellon, as Trustee, dated May 26, 2016, incorporated herein by reference to Exhibit 4.1 of the Form 8-A of Jefferies Group LLC and Jefferies Group Capital Finance Inc. filed on January 17, 2017

4.2	Officers’ Certificate establishing the terms of the Notes, incorporated herein by reference to Exhibit 4.2 of Jefferies’ Current Report on Form 8-K filed on October 7, 2020.

4.3	Form of 2.75% Global Note due 2032, incorporated herein by reference to Exhibit 4.3 of Jefferies’ Current Report on Form 8-K filed on October 7, 2020.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

JEFFERIES GROUP LLC

Date: November 17, 2020	By:	/s/ Michael J. Sharp
Michael J. Sharp
General Counsel, Executive Vice President

JEFFERIES GROUP CAPITAL FINANCE INC.

	By:	/s/ Michael J. Sharp
Michael J. Sharp
General Counsel, Executive Vice President